UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: August 25, 2010

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement

On August 25, 2010, Nautilus, Inc., a Washington corporation (the “Company”), entered into an Addendum (the “Addendum”) to the Supply Agreement (the “Supply Agreement”), dated May 2, 2008, by and among Land America Health and Fitness Co., Ltd. (“Land America”) and Treuriver Investments Limited (“Treuriver”) pursuant to which Land America and Treuriver supply the Company with contract manufacturing services for its Bowflex® rod-based home gyms and other branded products pursuant to pricing and delivery guidelines set forth in the Supply Agreement. The Addendum is effective on January 1, 2011, and extends the term of the Supply Agreement through December 31, 2011. Absent execution of the Addendum, the Supply Agreement would have expired on December 31, 2010. The Addendum also includes modifications to certain terms of the Supply Agreement, including the adoption of a revised per unit product pricing schedule applicable through the full term of the Addendum, and the elimination of minimum volume purchase requirements. The Addendum also extends payment terms and imposes certain revised or additional operational requirements on the parties.

The Supply Agreement is described in further detail in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on May 8, 2008. A copy of the Supply Agreement is filed as Exhibit 10.4 to the Company’s periodic report on Form 10-Q filed with the Commission on May 12, 2008.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC. (Registrant)

August 30, 2010	By:	/S/ KENNETH L. FISH
(Date)		Kenneth L. Fish, Chief Financial Officer